                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                               Tritel PCS, Inc.

                  10 3/8% Senior Subordinated Notes due 2011


                                   _________


                                   INDENTURE


                         Dated as of January 24, 2001


                                   _________


                              Firstar Bank, N.A.,

                                    Trustee

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                               TABLE OF CONTENTS

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ARTICLE 1

     Definitions and Incorporation by Reference
     ------------------------------------------
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     SECTION 1.01. Definitions.............................................    1
     SECTION 1.02. Other Definitions.......................................   23
     SECTION 1.03. Incorporation by Reference of Trust Indenture Act.......   23
     SECTION 1.04. Rules of Construction...................................   23

ARTICLE 2

     The Securities
     --------------

     SECTION 2.01. Form and Dating.........................................   24
     SECTION 2.02. Execution and Authentication............................   24
     SECTION 2.03. Registrar and Paying Agent..............................   25
     SECTION 2.04. Paying Agent To Hold Money in Trust.....................   25
     SECTION 2.05. Securityholder Lists....................................   25
     SECTION 2.06. Transfer and Exchange...................................   25
     SECTION 2.07. Replacement Securities..................................   26
     SECTION 2.08. Outstanding Securities..................................   27
     SECTION 2.09. Temporary Securities....................................   27
     SECTION 2.10. Cancelation.............................................   27
     SECTION 2.11. Defaulted Interest......................................   27
     SECTION 2.12. CUSIP Numbers...........................................   27

ARTICLE 3

     Redemption
     ----------

     SECTION 3.01. Notices to Trustee......................................   28
     SECTION 3.02. Selection of Securities To Be Redeemed..................   28
     SECTION 3.03. Notice of Redemption....................................   28
     SECTION 3.04. Effect of Notice of Redemption..........................   29
     SECTION 3.05. Deposit of Redemption Price.............................   29
     SECTION 3.06. Securities Redeemed in Part.............................   29

ARTICLE 4

     Covenants
     ---------

     SECTION 4.01. Payment of Securities...................................   29
     SECTION 4.02. Provision of Financial Information......................   30
     SECTION 4.03. Limitation on Incurrence of Indebtedness................   30
     SECTION 4.04. Limitation on Restricted Payments.......................   32
     SECTION 4.05. Limitation on Restrictions Affecting Restricted
                   Subsidiaries............................................   35
     SECTION 4.06. Limitation on Certain Asset Dispositions................   36
     SECTION 4.07. Limitation on Transactions with Affiliates..............   38
     SECTION 4.08. Change of Control.......................................   39
     SECTION 4.09. Compliance Certificate..................................   40
     SECTION 4.10. Further Instruments and Acts............................   40
     SECTION 4.11. Future Subsidiary Guarantors............................   40
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     SECTION 4.12. Limitation on Activities of the Company and the
                   Restricted Subsidiaries.....................................  40
     SECTION 4.13. Limitation on Designations of Unrestricted Subsidiaries.....  40
     SECTION 4.14. Limitation on Layered Indebtedness..........................  41
     SECTION 4.15. Limitations on Liens........................................  41

ARTICLE 5

     Successor Company
     -----------------

     SECTION 5.01. Merger, Consolidation and Certain Sales of Assets...........  42

ARTICLE 6

     Defaults and Remedies
     ---------------------

     SECTION 6.01. Events of Default...........................................  43
     SECTION 6.02. Acceleration................................................  44
     SECTION 6.03. Other Remedies..............................................  45
     SECTION 6.04. Waiver of Past Defaults.....................................  45
     SECTION 6.05. Control by Majority.........................................  45
     SECTION 6.06. Limitation on Suits.........................................  45
     SECTION 6.07. Rights of Holders To Receive Payment........................  46
     SECTION 6.08. Collection Suit by Trustee..................................  46
     SECTION 6.09. Trustee May File Proofs of Claim............................  46
     SECTION 6.10. Priorities..................................................  46
     SECTION 6.11. Undertaking for Costs.......................................  46
     SECTION 6.12. Waiver of Stay or Extension Laws............................  47


 ARTICLE 7

     Trustee
     -------

     SECTION 7.01. Duties of Trustee...........................................  47
     SECTION 7.02. Rights of Trustee...........................................  48
     SECTION 7.03. Individual Rights of Trustee................................  48
     SECTION 7.04. Trustee's Disclaimer........................................  48
     SECTION 7.05. Notice of Defaults..........................................  49
     SECTION 7.06. Reports by Trustee to Holders...............................  49
     SECTION 7.07. Compensation and Indemnity..................................  49
     SECTION 7.08. Replacement of Trustee......................................  50
     SECTION 7.09. Successor Trustee by Merger.................................  50
     SECTION 7.10. Eligibility; Disqualification...............................  51
     SECTION 7.11. Preferential Collection of Claims Against Company...........  51
     SECTION 7.12. Trustee Acting as Paying Agent or Registrar.................  51

 ARTICLE 8

     Discharge of Indenture; Defeasance
     ----------------------------------

     SECTION 8.01. Discharge of Liability on Securities; Defeasance............  51
     SECTION 8.02. Conditions to Defeasance....................................  52
     SECTION 8.03. Application of Trust Money..................................  53
     SECTION 8.04. Repayment to Company........................................  53
     SECTION 8.05. Indemnity for Government Obligations........................  53
     SECTION 8.06. Reinstatement...............................................  53
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ARTICLE 9

     Amendments
     ----------

     SECTION 9.01.  Without Consent of Holders............................................. 53
     SECTION 9.02.  With Consent of Holders................................................ 54
     SECTION 9.03.  Compliance with Trust Indenture Act.................................... 55
     SECTION 9.04.  Revocation and Effect of Consents and Waivers.......................... 55
     SECTION 9.05.  Notation on or Exchange of Securities.................................. 55
     SECTION 9.06.  Trustee To Sign Amendments............................................. 55
     SECTION 9.07.  Payment for Consent.................................................... 56

ARTICLE 10

     Subordination
     -------------

     SECTION 10.01. Securities Subordinate to Senior Indebtedness.......................... 56
     SECTION 10.02. Payment by the Company of Proceeds upon Dissolution, Etc............... 56
     SECTION 10.03. Suspension of Payment on Securities When Senior Indebtedness of the
                    Company in Default..................................................... 57
     SECTION 10.04. Payment Over by Guarantors of Proceeds upon Dissolution,............... 58
     SECTION 10.05. Suspension of Payment on Guarantees When Senior Indebtedness of
                    Guarantor in Default................................................... 58
     SECTION 10.06. Payment Permitted If No Default........................................ 59
     SECTION 10.07. Subrogation to Rights of Holders of Senior Indebtedness................ 59
     SECTION 10.08. Provisions Solely to Define Relative Rights............................ 59
     SECTION 10.09. Trustee to Effectuate Subordination.................................... 60
     SECTION 10.10. No Waiver of Subordination Provisions.................................. 60
     SECTION 10.11. Notice to Trustee. .................................................... 60
     SECTION 10.12. Reliance on Judicial order or Certificate of Liquidating Agent......... 61
     SECTION 10.13. Rights of Trustee As a Holder of Senior Indebtedness; Preservation of
                    Trustee's Rights....................................................... 61
     SECTION 10.14. Article Applicable to Paying Agents.................................... 61
     SECTION 10.15. No Suspension of Remedies.............................................. 61
     SECTION 10.16. Trust Moneys Not Subordinated.......................................... 61
     SECTION 10.17. Trustee Not Fiduciary for Holders of Senior Indebtedness............... 62
     SECTION 10.18. Notice to Holders of Senior Indebtedness............................... 62
     SECTION 10.19. Distribution or Notice to Representative............................... 62
     SECTION 10.20. Article 10 Not To Prevent Events of Default or Limit Right To
                    Accelerate............................................................. 62
     SECTION 10.21. Reliance by Holders of Senior Indebtedness on Subordination
                    Provisions............................................................. 62
     SECTION 10.22. Trustee's Compensation Not Prejudiced.................................. 62

ARTICLE 11

     Guarantees
     ----------

     SECTION 11.01. Guarantees............................................................. 62
     SECTION 11.02. Limitation on Liability................................................ 64
     SECTION 11.03. Successors and Assigns................................................. 65
     SECTION 11.04. No Waiver.............................................................. 65
     SECTION 11.05. Modification........................................................... 65
     SECTION 11.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors... 65
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ARTICLE 12

     Intentionally deleted

ARTICLE 13

     Satisfaction and Discharge
     --------------------------

     SECTION 13.01. Satisfaction and Discharge of Indenture...............    65
     SECTION 13.02. Application of Trust Money............................    66

ARTICLE 14

     Miscellaneous
     -------------

     SECTION 14.01. Trust Indenture Act Controls..........................    66
     SECTION 14.02. Notices...............................................    67
     SECTION 14.03. Communication by Holders with Other Holders...........    67
     SECTION 14.04. Certificate and Opinion as to Conditions Precedent....    67
     SECTION 14.05. Statements Required in Certificate or Opinion.........    68
     SECTION 14.06. When Securities Disregarded...........................    68
     SECTION 14.07. Rules by Trustee, Paying Agent and Registrar..........    68
     SECTION 14.08. Legal Holidays........................................    68
     SECTION 14.09. GOVERNING LAW.........................................    68
     SECTION 14.10. No Recourse Against Others............................    68
     SECTION 14.11. Successors............................................    68
     SECTION 14.12. Multiple Originals....................................    69
     SECTION 14.13. Table of Contents; Headings...........................    69
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     Appendix A     - Provisions Relating to Initial Securities, Private
                      Exchange Securities and Exchange Securities
     Exhibit A      - Form of Face of Initial Security
     Exhibit B      - Form of Face of Exchange Security
     Exhibit C      - Form of Supplemental Indenture
     Exhibit D      - Form of Transferee Letter of Representation
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               INDENTURE dated as of January 24, 2001, among Tritel PCS, Inc., a
               Delaware corporation (the "Company"), Tritel, Inc. (the "Parent Guarantor"), Tritel Communications, Inc. and Tritel Finance, Inc. (collectively, the "Subsidiary Guarantors"), and Firstar Bank, N.A., a national association under the laws of the United States, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 10 3/8% Senior Subordinated Notes due 2011 issued on the date hereof (the "Initial Securities"), (ii) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 10 3/8% Senior Subordinated Notes due 2011 issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Securities") and (iii) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (as defined in the Appendix, and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in the Private Exchange (as defined in the Appendix). Except as otherwise provided herein, the Securities shall be limited to $450,000,000 in aggregate principal amount outstanding.

                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

          SECTION 1.01.  Definitions.
                         -----------
          "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person:

          (1)  existing at the time such Person becomes a Restricted Subsidiary;
     or

          (2) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only:

          (1) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate
     "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period; and
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                                                                               2



          (2) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period.

In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two-fiscal-quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

          "Asset Acquisition" means:

          (1) any purchase or other acquisition (by means of transfer of cash, Indebtedness or other property to others or payment for property or services for the account or use of others or otherwise) of Capital Stock of any Person by the Company or any Restricted Subsidiary, in either case, pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

          (2) any acquisition by the Company or any Restricted Subsidiary of the property or assets of any Person which constitute all or substantially all of an operating unit or line of business of such Person.

          "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or Sale/Leaseback Transaction) of:

          (1) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares);

          (2) any License for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock or otherwise); or

          (3) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business;

provided, however, that an Asset Disposition shall not include:
--------  -------

          (A) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary or by the Company to any Restricted Subsidiary;

          (B) any sale, transfer or other disposition of defaulted receivables for collection;

          (C) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under
     Article 5;

          (D) any disposition that constitutes a Change of Control; or

          (E) any sale, transfer or other disposition of shares of Capital Stock of any Marketing Affiliate; provided that such Marketing Affiliate is not
                                 --------
     engaged in any activity
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                                                                               3

     other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; or

          (F) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $15,000,000.

          "AT&T Wireless" means AT&T Wireless Services, Inc., a Delaware corporation.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments by

          (2) the sum of all such principal or liquidation value payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, United States Code, or any similar
                                           ------------------
federal or state law for the relief of debtors.

          "board of directors" of any Person means the board of directors, management committee or other governing body of such Person.

          "Business Day" means any date which is not a Legal Holiday.

          "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

          "Cash Equity Investors" means CB Capital Investors, L.P.; Equity-Linked Investors-II; Private Equity Investors III, L.P.; Hoak Communications Partners, L.P.; HCP Capital Fund, L.P.; Whitney Equity Partners, L.P.; J.H. Whitney III, L.P.; Whitney Strategic Partners III, L.P.; Media/Communications Partners III Limited Partnership; Media/Communications Investors Limited Partnership; One Liberty Fund III, L.P.; One Liberty

Fund IV, L.P.; One Liberty Advisors Fund, IV, L.P.; Gilde International B.V.; Toronto Dominion Investments, Inc.; Northwood Ventures LLC; Northwood Capital Partners LLC; Telecorp Investment Corp., L.L.C.; Telecorp Investment Corp. II, L.L.C.; Gerald T. Vento; Thomas H. Sullivan; Wireless 2000, Inc.; CIHC, Incorporated; Trillium PCS, LLC; Dresdner Kleinwort Benson Private Equity Partners LP; Triune PCS, LLC; JG Funding, LLC; Saunders Capital Group, LLC; Mon-Cre Wireless, Inc.; Ragland Wireless, Inc.; Cablevision Services, Inc.; Hayneville Wireless, Inc.; Moundville Communications, Inc.; James E. Campbell; William M. Mounger II; and E. B. Martin, Jr.

          "Cash Equivalents" means:

          (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (2) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

          (3) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
     (3) above; and

          (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

          "Change of Control" means the assurance of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Holders or a person or group controlled by a Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all such securities that such person has the right to acquire within one year, upon the happening of an event or otherwise) directly or indirectly (including, after the Merger, through ownership of Holdings), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding Voting Stock;

          (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of directors of the Company: individuals who, on the date of this Indenture, constitute the board of directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the board of directors of the Company or nomination for election by the Company's stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or made in accordance with the terms of the Stockholders' Agreement; or

          (3) the stockholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "common stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Cash Flow" of any Person means, for any period, the Consolidated Net Income of such Person for such period:

          (1) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication):

                 (A) Consolidated Interest Expense of such Person for such period; plus

                 (B) Consolidated Income Tax Expense of such Person for such period; plus

                 (C) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period; plus

                 (D) any other non-cash charges of such Person and its Restricted Subsidiaries for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

          (2) decreased (to the extent Consolidated Net Income for such period has been increased thereby) by any non-cash gains from Asset Dispositions.

          "Consolidated Income Tax Expense" of any Person means, for any period, the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any Person means, for any period, without duplication:

          (1) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (a) any amortization of debt discount, (b) the net costs under Hedging Agreements, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and
     (e) all amortization of any premiums, fees and expenses payable in connection with the Incurrence of any Indebtedness); plus

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:
--------  -------

          (1) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction;

          (2) the net income (but not loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof);

          (3) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period;

          (4) gains or losses (other than for purposes of calculating Consolidated Net Income under clause (C) of paragraph (a) of Section 4.04) on Asset Dispositions by such Person or its Restricted Subsidiaries;

          (5) all extraordinary gains (but not, other than for purposes of calculating Consolidated Net Income under clause (C) of paragraph (a) under
     Section 4.04, losses) determined in accordance with GAAP; and

          (6) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Credit Agreement" means the amended and restated loan agreement dated as of March 31, 1999, as amended, waived or otherwise modified from time to time, among the Company, the financial institutions named therein as lenders, Toronto Dominion (Texas), Inc., as administrative agent for itself and on behalf of the lenders and the issuing bank (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding).

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.
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                                                                               7

          "Designated Senior Indebtedness" of the Company means:

          (1) so long as outstanding, Bank Indebtedness; and

          (2) so long as outstanding, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25,000,000 and which has been so designated as Designated Senior Indebtedness by the board of directors of the Company at the time of its initial issuance in a resolution delivered to the Trustee. "Designated Senior Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

          "Discount Notes" means the 12 3/4% Senior Subordinated Discount Notes due 2009 of the Company.

          "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not
                   --------  -------
constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 4.08.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

          "Equity Offering" means any public or private sale of Qualified Stock made on a primary basis by the Company after the date of this Indenture, including through the issuance or sale of Qualified Stock to one or more Strategic Equity Investors; provided, however, that a sale to Holdings will
                            --------  -------
constitute an Equity Offering only if funded by a substantially concurrent Equity Offering by Holdings.

          "Equity Interests" means Capital Stock and all warrants, options and other rights to acquire Capital Stock but excluding any debt security that is convertible into or exchangeable for, Capital Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, to be dated the date of this Indenture, among the Company, the Subsidiary Guarantor and the Initial Purchasers.

          "Exchange Offer" means a registered exchange offer for the Securities undertaken by the Company pursuant to the Exchange and Registration Rights Agreement.

          "Exchange Securities" means, collectively, debt securities of the Company that are identical in all material respects to the Securities, except for transfer restrictions relating to the Securities, issued in a like aggregate principal amount of the Securities originally issued pursuant to the Exchange and Registration Rights Agreement.

          "Expiration Date" means the expiration date with respect to any Offer to Purchase.

          "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the board of directors of the Company acting in good faith.

          "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

          "FCC Debt" means Indebtedness owed to the United States Treasury Department or the FCC that is Incurred in connection with the acquisition of a License.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

          "Guarantees" means the Parent Guarantee and the Subsidiary Guarantees.

          "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

          "Hedging Agreement" means any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement and any put, call or other agreement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the registrar's books.

          "Holdings" means TeleCorp PCS, Inc., a Delaware corporation, the indirect parent of the Company and the direct parent of the Parent Guarantor, until a successor replaces it and thereafter, means the successor.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into, or consolidates with, the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into, or consolidated with, the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a

Restricted Subsidiary or merges into, or consolidates with, the Company or any Restricted Subsidiary.

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) every obligation of such Person for money borrowed;

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (5) every Capital Lease Obligation of such Person;

          (6) every net obligation under Hedging Agreements or similar agreements of such Person; and

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

          Indebtedness shall:

          (1) include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company and any Restricted Subsidiary and any Preferred Stock of a Subsidiary of the Company;

          (2) never be calculated taking into account any cash and Cash Equivalents held by such Persons;

          (3) not include obligations arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary.

The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount thereof, in the case of any Indebtedness other than Indebtedness issued with original issue discount; and

          (3) the greater of the maximum repurchase or redemption price or liquidation preference thereof, in the case of any Disqualified Stock or Preferred Stock.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Ineligible Subsidiary" means:

          (1) any Special Purpose Subsidiary;

          (2) any Subsidiary Guarantor;

          (3) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; and

          (4) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, any other Subsidiary of the Company that is not eligible to be designated as an Unrestricted Subsidiary.

          "Initial Purchasers" means Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and TD Securities (USA) Inc.

          "Initial Security" or "Initial Securities" means any Security or Securities issued on the date of this Indenture.

          "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

          "Issue Date" means the date on which the Securities are originally issued.

          "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

          "License" means any broadband Personal Communications Services license issued by the FCC in connection with the operation of a System.

          "License Subsidiary" means Tritel A/B Holding Corp., Tritel C/F Holding Corp., and any other Wholly Owned Subsidiary of the Company designated as a License Sub under the Credit Agreement.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "liquidated damages" means any liquidated damages payable under the Exchange and Registration Rights Agreement.

          "Management Stockholders" means Gerald Vento and Thomas Sullivan.

          "Marketing Affiliate" means any Person which engages in no activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof.

          "Material Indebtedness" means Indebtedness having an aggregate principal amount (or accreted value) of $50 million or more at the time outstanding.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes accrued as a liability as a consequence of such Asset Disposition;

          (2) all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

          (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (a)(3) of Section 4.06); and

          (5) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Net Investment" means the excess of:

          (1) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted Subsidiary on or after the date of this Indenture (in the case of an Investment made other than in cash, the amount shall be the Fair Market Value of such Investment as determined in good faith by the Board of the

     Company or such Restricted Subsidiary); over

          (2) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such
                                                   --------  -------
     payments or distributions shall not be (and have not been) included in clause (C) of the paragraph (a) of Section 4.04; provided
                                                      --------
     further that, with respect to all Investments made in any Unrestricted
     -------
     Subsidiary or joint venture, the amounts referred to in clause (1) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

          "Offer" means any written offer sent by the Company that is the subject of an Offer to Purchase.

          "Offer to Purchase" means an Offer sent by first class mail, postage prepaid, to each holder of Securities at such holder's address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of the Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an Expiration Date of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a Purchase Date for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable holders of Securities to tender their Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date; (3) the Purchase Amount; (4) the Purchase Price;

          (5) that such holder may tender all or any portion of the Securities registered in the name of such holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 of principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase shall be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Security the holder tendered, the certificate number of the Security the holder tendered and a statement that such holder is withdrawing all or a portion of such holder's tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 of principal amount or integral multiples thereof shall be purchased); and

          (12) that in the case of any holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or any Secretary of the Company or a Subsidiary of the Company, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion delivered to the Trustee from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Parent Guarantee" means the guarantee of the obligations with respect to the Securities issued by the Parent Guarantor pursuant to the terms of this Indenture, such Parent Guarantee having subordination provisions equivalent to those contained in this Indenture with respect to the Securities and being substantially in the form prescribed in this Indenture.

          "Parent Guarantor" means Tritel, Inc. and any successors or assigns permitted under this Indenture.

          "Permitted Asset Swap" means any exchange of assets by the Company or a Restricted Subsidiary where the Company and/or its Restricted Subsidiaries receive consideration at least 75% of which consists of (1) cash, (2) assets that are used or useful in a Permitted Business or (3) any combination thereof.

          "Permitted Business" means:

          (1) the delivery or distribution of telecommunications, voice, data or video services; or

          (2) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the date of this Indenture and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause
     (1) above.

          "Permitted Holder" means:

          (1) each of AT&T Wireless, TWR Cellular, the Cash Equity Investors, the Management Stockholders, Digital PCS, L.L.C, Wireless 2000, Inc. and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing; provided
                                                                      --------
     that Triton PCS, Inc. shall be deemed an Affiliate of AT&T Wireless so long as AT&T Wireless owns at least 10% of the equity interests of Triton PCS, Inc.; and

          (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) controlled by one or more persons identified in clause (1) above.

          "Permitted Investments" means:

          (1)  Investments in Cash Equivalents;

          (2) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary;

          (3) deposits including interest-bearing deposits, maintained in the ordinary course of business in banks;

          (4)  any Investment in any Person; provided, however, that, after
                                             --------  -------
     giving effect to such Investment, such Person is or becomes a Restricted Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (5) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables
                                      --------  -------
     and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

          (6) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

          (7) any interest rate agreements with an unaffiliated Person otherwise permitted by clause (5) or (6) of paragraph (a) of Section 4.03;

          (8) Investments received as consideration for an Asset Disposition in compliance with the provisions of this Indenture described under Section 4.06;

          (9) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

          (10) any Investment acquired by the Company or any of its Restricted Subsidiaries as a result of a foreclosure by the Company or any of its Restricted Subsidiaries or in connection with the settlement of any outstanding Indebtedness or trade payable;

          (11) loans and advances to officers, directors and employees for business-related travel expense, moving expense and other similar expenses, each Incurred in the ordinary course of business;

          (12) any Investment for which the sole consideration is Qualified Stock; and

          (13) other Investments (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

          "Permitted Junior Securities" means (1) Equity Interests in the Company or any Guarantor; or (2) debt securities that are subordinated to all Senior Indebtedness and to any debt securities issued in exchange for Senior Indebtedness, to substantially the same extent as, or to a greater extent than, the Securities and the Guarantees are subordinated to Senior Indebtedness under this Indenture.

          "Permitted Liens" means:
           ---------------

          (a) Liens to secure Indebtedness permitted to be Incurred under clause
(2) of Section 4.03(a);

          (b) Liens to secure Indebtedness permitted to be Incurred under clause
(3) of Section 4.03(a); provided that any such Lien may not extend to any
                        --------
property of the Company or any Restricted Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such property;

          (c) Liens to secure FCC Debt permitted to be Incurred under clause (9) of Section 4.03(a) and any interest or title of a lessor in the property subject to a Capitalized Lease Obligation permitted to be Incurred under clause (8) of
Section 4.03(a);

          (d) Liens consisting of the interests of other Persons under operating leases entered into in the ordinary course of business by the Company or a Restricted Subsidiary;

          (e) Liens granted by a Restricted Subsidiary to secure Indebtedness owing to the Company or another Restricted Subsidiary;

          (f) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Indebtedness that is, and is permitted to be Incurred under
Section 4.03, secured by a Lien on the same property covered by such Hedging Agreements;

          (g) Liens arising from the rendering of a final judgment or order that does not at the time constitute an Event of Default;

          (h) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (j) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or arising from partial or progress payments by a customer or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (k) Liens on property at the time the Company or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of
--------  -------
the Company or any Restricted Subsidiary; provided further, however, that such
                                          ----------------  -------
Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Restricted Subsidiary;

          (l) Liens on the property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such
                                             --------  -------
Lien may not extend to any other property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further,
                                                           ----------------
however, that any such Lien was not Incurred in anticipation of or in connection
-------
with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (m) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (n) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (o) Liens existing on the date of issue of the Securities not otherwise described in clauses (a) through (n) above;

          (p) Liens not otherwise described in clauses (a) through (o) above on the property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Indebtedness permitted to be Incurred by such Restricted Subsidiary pursuant to Section 4.03; and

          (q) Liens on the property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (b), (c), (k), (l), (o) or (p) above; provided,
                                                                  --------
however, that any such Lien shall be limited to all or part of the same property
-------
that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

          (1) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (b),
     (c), (k), (l), (o) or (p) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or such Restricted Subsidiary in connection with such Refinancing.

          "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates, or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

          (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and

          (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Private Exchange Securities" means, collectively, debt securities of the Company that are identical in all material respects to the Exchange Securities, except for transfer restrictions relating to such Private Exchange Securities, issued by the Company (under the same indenture as the Exchange Securities) simultaneously with the delivery of the Exchange Securities in the Exchange Offer to any Securityholder that holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any Securityholder that is not entitled to participate in the Exchange Offer, upon the request of any such holder, in exchange for a like aggregate principal amount of Securities held by such holder.

          "Public Sale" means any underwritten public offering, made on a primary basis pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

          "Purchase Amount" means the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to any Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to a specified provision of this Indenture requiring such Offer to Purchase).

          "Purchase Date" means the settlement date with respect to any Offer to Purchase.

          "Purchase Money Indebtedness" means any Indebtedness (including, without limitation, Capital Lease Obligations); provided that the net proceeds
                                                --------
of such Indebtedness are utilized solely for the purpose of financing the cost (including, without limitation, the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of assets used or usable in a Permitted Business (including, without limitation, through the acquisition of Capital Stock of an entity engaged in a Permitted Business).

          "Purchase Price" means, with respect to any Offer to Purchase, the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture).

          "Qualified License" means, as of the date of determination, any License covering or adjacent to any geographical area in respect of which the Company or any Restricted Subsidiary owns, as of the Business Day immediately prior to such date of determination, at least one other License covering a substantial portion of such area.

          "Qualified Stock" means any Capital Stock of the Company other than Disqualified Stock.

          "Refinance" means refinance, renew, extend, replace or refund; and "Refinancing" and "Refinanced" have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:
                                      --------  -------

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of such issuer reasonably Incurred in connection therewith; and

          (4) if the Indebtedness being Refinanced is pari passu with the
                                                      ---- -----
     Securities, such Refinancing Indebtedness is made pari passu with, or
                                                       ---- -----
     subordinate in right of payment to, the Securities, and, if the Indebtedness being Refinanced is subordinate in right of payment to the Securities, such Refinancing Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the holders of Securities than those contained in the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include
-------- -------  -------

          (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company; or

          (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned on the date of this Indenture or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Guarantor has a correlative meaning.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security" or "Securities" means any Security or Securities issued under this Indenture, including any Initial Security or Initial Securities or any Exchange Security or Exchange Securities or any Private Exchange Security or Private Exchange Securities issued in exchange therefor in connection with an Exchange Offer undertaken pursuant to the Exchange and Registration Rights Agreement.

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the registrar's books.

          "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of Bank Indebtedness and all other Indebtedness of the Company, including FCC Debt, whether outstanding on the date of this Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not
                           --------  -------
include:

          (1)  any obligation of the Company to any Subsidiary of the Company;

          (2) any liability for federal, state, local or other taxes owed or owing by the Company;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Company, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;

          (5)  any obligations with respect to any Capital Stock; or

          (6) any Indebtedness Incurred in violation of this Indenture.

          "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

          "Senior Subordinated Indebtedness" of the Company means the Securities, the Discount Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the
                                                        ---- -----
Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Guarantor has a correlative meaning.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Special Purpose Subsidiary" means any License Subsidiary.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Stockholders' Agreement" means the Stockholders' Agreement dated as of November 13, 2000, among AT&T Wireless, the Cash Equity Investors, the Management Stockholders, E. B. Martin, Jr., William M. Mounger II and Holdings, as such agreement may be amended from time to time in accordance with the provisions of such agreement, so long as the terms of any such amendment are no less favorable to the Securityholders than the terms of the Stockholders' Agreement in effect on the date of this Indenture.

          "Strategic Equity Investor" means any of the Cash Equity Investors, any Affiliate thereof, any other Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $500,000,000 or any other Person who has at least $100,000,000 total funds under management and who has issued an irrevocable, unconditional commitment to purchase Qualified Stock of the Company for an aggregate purchase price that does not exceed 20% of the value of the funds under management by such Person.

          "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor (whether outstanding on the date of this Indenture or thereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

          "Subsidiary" of any Person means:

          (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; or

          (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

          "Subsidiary Guarantee" means each guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture, each such Subsidiary Guarantee having subordination provisions equivalent to those contained in this Indenture with respect to the Securities and being substantially in the form prescribed in this Indenture.

          "Subsidiary Guarantor" means any Subsidiary of the Company that has issued a Subsidiary Guarantee.

          "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations and functions relating thereof) owned and operated by such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          -----
77bbbb) as in effect on the date of this Indenture.

          "Total Assets" means the total assets of the Company, as shown on the most recent quarterly balance sheet of the Company.

          "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to:

          (1) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount; plus

          (2) the principal amount of all Indebtedness, in the case of any other Indebtedness,

of the Company and its Restricted Subsidiaries outstanding as of the date of determination.

          "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the product of (1) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) multiplied by (2) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive Business Days immediately preceding such day plus (b) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day.

          "Total Invested Capital" means, as of any date of determination, the sum of, without duplication:

          (1) the total amount of equity contributed to the Company as of September 30, 2000 as set forth on the September 30, 2000 consolidated balance sheet of the Company; plus

          (2) irrevocable, unconditional commitments from any Strategic Equity Investor to purchase Capital Stock of the Company (other than Disqualified Stock) within 36 months of the date of issuance of such commitment, but in any event not later than the Stated Maturity of the Securities; provided,
                                                                     --------
     however, that such commitments shall exclude commitments related to any
     -------
     Investment in any Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses unless such Person shall become a Restricted Subsidiary; plus

          (3) the aggregate net cash proceeds received by the Company from capital contributions or the issuance or sale of Capital Stock of the Company (other than Disqualified Stock, but including Qualified Stock issued upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights to purchase Qualified Stock) subsequent to the date of this Indenture, other than issuances or sales of Capital Stock to a Restricted Subsidiary and other than capital contributions from, or issuances or sales of Capital Stock to, any Strategic Equity Investor in connection with (a) any Investment in any Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses and (b) any Investment in any Person engaged in a Permitted Business, unless, in either case, such Person shall become a Restricted Subsidiary; provided,
                                                                    --------
     however, such aggregate net cash proceeds shall exclude any amounts
     -------
     included as commitments to purchase Capital Stock in the preceding clause
     (2); plus

          (4) the Fair Market Value of assets that are used or useful in a Permitted Business or of the Capital Stock of a Person engaged in a Permitted Business received by the Company as a capital contribution or in exchange for Capital Stock of the Company (other than Disqualified Stock) subsequent to September 30, 2000, other than (x) capital contributions from a Restricted Subsidiary or issuance or sales of Capital Stock of the Company to a Restricted Subsidiary or (y) the proceeds from the sale of Qualified Stock to an employee stock ownership plan or other trust established by the Company or any of its subsidiaries; plus

          (5) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the date of this Indenture and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; plus

          (6) an amount equal to the consolidated Net Investment of the Company and/or any of its Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the date of this Indenture upon its redesignation as a Restricted Subsidiary in accordance with
     Section 4.13; plus

          (7) Total Consolidated Indebtedness; minus

          (8) the aggregate amount of all Restricted Payments (including any Designation Amount, but other than a Restricted Payment of the type referred to in clause (3)(b) of paragraph (c) of Section 4.04) declared or made on or after the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board of Directors, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (1) any Subsidiary of the Company (other than an Ineligible Subsidiary) designated after the date of this Indenture as such pursuant to, and in compliance with, Section 4.13 and (2) any Marketing Affiliate. Any such designation of any Subsidiary of the Company may be revoked by a resolution of the board of directors of the

Company delivered to the Trustee certifying compliance with Section 4.13, subject to the provisions of Section 4.13.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions
                        -----------------

                                                              Defined in
                      Term                                      Section
                      ----                                   -------------
"Change of Control Offer"..................................       4.04(b)
"covenant defeasance option"...............................       8.01(b)
"cross acceleration provision".............................       6.01
"Designation Amount".......................................       4.13
"Event of Default".........................................       6.01
"Guaranteed Obligations"...................................      11.01
"judgment default provision"...............................       6.01
"legal defeasance option"..................................       8.01(b)
"Non-Payment Event of Default".............................      10.03
"Notice of Default"........................................       6.01
"Paying Agent".............................................       2.03
"Payment Blockage Notice"..................................      10.03
"Payment Event of Default".................................      10.03
"protected purchaser"......................................       2.07
"Registrar"................................................       2.03
"Revocation"...............................................       4.13
"Surviving Entity".........................................       5.01(a)


          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This
                        -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Securities and the Guarantees.

          "indenture security holder" means a Holder or Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise
                        ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01. Form and Dating. Provisions relating to the Initial
                        ---------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee's certificate of authentication and (ii) Private Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 of principal amount and integral multiples thereof.

          SECTION 2.02. Execution and Authentication. One or more Officers shall
                        ----------------------------
sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $450,000,000 and otherwise as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain
                        --------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities (as defined in the Appendix).

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Registrar or Paying Agent .

          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however,
                                                             --------  -------
that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Company or the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee
                                            --------  -------
may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due
                        -----------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest then so becoming due. The Company shall require each Paying Agent (other than the Company or the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in
                        ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (in the form of Exhibit A or Exhibit B, as appropriate) at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, any Guarantor, the Trustee, the Paying Agent and the Registrar will treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07. Replacement Securities. If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.08. Outstanding Securities. Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section
2.08 as not outstanding. Subject to Section 14.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and liquidated damages payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Temporary Securities. In the event that Definitive
                        --------------------
Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.10. Cancelation. The Company at any time may deliver
                        -----------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment
                        ------------------
of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may
                        -------------
use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption solely as a convenience to Holders; provided, however, that any such notice may state that (i) none of the Company,
--------  -------
any Subsidiary Guarantor, the Trustee or the Paying Agent shall be responsible for selection or use of such CUSIP numbers, (ii) no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption and (iii) reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  Redemption
                                  ----------

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate (which Officers' Certificate shall comply with the requirements of Section 14.04(1) and 14.05) and an Opinion of Counsel (which Opinion of Counsel shall comply with the requirements of Section 14.04(2) and 14.05) from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than
                        --------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be in amounts of $1,000 of principal amount or a whole multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than
                        --------------------
60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price and the amount of accrued interest to the redemption

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent date; to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers of certificated securities and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the CUSIP number, if any, printed on the Securities being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is
                             --------  -------
after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the
                        ---------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages (if any) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages (if any) on, the Securities to be redeemed.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01. Payment of Securities. The Company shall promptly pay
                        ---------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. Provision of Financial Information. (a) Whether or not
                        ----------------------------------
required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the holders of
Securities:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time period specified in the Commission's rules and regulations.

          (b) Following the consummation of the Exchange Offer contemplated by the Exchange and Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports specified in Sections 4.02(a)(1) and 4.02(a)(2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company shall, for so long as any Securities remain outstanding, furnish to the holders of Securities, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with Section 314(a) of the TIA.

          SECTION 4.03. Limitation on Incurrence of Indebtedness. (a) The
                        ----------------------------------------
Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

          (1) Indebtedness of the Company or any Subsidiary Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment):

               (a) the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than: 7.0 to 1.0; or

               (b) in the case of any Incurrence of Indebtedness prior to May 15, 2004 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital;

          (2) Bank Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding;

          (3)  Purchase Money Indebtedness;

          (4) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that, upon either (a) the
                            --------  -------
     transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (4) to a Person other than the Company or another Restricted Subsidiary or (b) the issuance (other than of directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the exception provided by this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (5) Indebtedness of the Company or any Restricted Subsidiary under any Hedging Agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under this Indenture (including the Securities), currency exchange rates or commodity prices and not for speculative purposes;

          (6) Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred under the prior clause (1) or (3) above, or (12) below, the Discount Notes, guarantees of the Discount Notes, the Securities, the Subsidiary Guarantees, Indebtedness existing on the date of this Indenture, or any Refinancing Indebtedness in respect of Refinancing Indebtedness Incurred pursuant to this clause (6);

          (7) Indebtedness of the Company under the Securities and Indebtedness of the Subsidiary Guarantors under the Subsidiary Guarantees, in each case Incurred in accordance with this Indenture;

          (8) Capital Lease Obligations of the Company or any Restricted Subsidiary in an aggregate principal amount not in excess of the greater of $50,000,000 or 5.0% of Total Assets at any time outstanding;

          (9) FCC Debt assumed in connection with any acquisition after the date of this Indenture;

          (10) Indebtedness of the Company or any Restricted Subsidiary consisting of a guarantee of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this
     Section 4.03;

          (11) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature Incurred in the ordinary course of business;

          (12) Indebtedness of a Restricted Subsidiary existing at the time such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company); provided, however, that on the date such
                               --------  -------
     Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (1) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (12) and the acquisition of such Restricted Subsidiary; and

          (13) Indebtedness of the Company not otherwise permitted to be Incurred pursuant to clauses (1) through (12) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (13), has an aggregate principal amount not in excess of $75,000,000 at any time outstanding.

          (b) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring person) shall be deemed Incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

          (c) For purposes of determining compliance with this Section 4.03:

          (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (1) through (13) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.03 and may from time to time reclassify such items of Indebtedness in any manner that would comply with this Section
     4.03 at the time of such reclassification;

          (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness;

          (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

          (4) accrual of interest (including interest paid-in-kind) and the accretion of accreted value shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

          (d) Notwithstanding any other provision of this Section 4.03:

          (1) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies; and

          (2) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the date of this Indenture shall be treated as Incurred pursuant to clause (2) of paragraph (a) of this Section 4.03.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall
                        ----------------------------------
not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, on or prior to December 31, 2002;

          (1) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company, excluding any dividends or distributions payable solely in shares of Qualified Stock of the Company or in options, warrants or other rights to acquire Qualified Stock of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary);

          (3) make any Investment (other than a Permitted Investment) in any Person other than the Company or a Restricted Subsidiary; or

          (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness,

each of the transactions described in clauses (1) through (4) (other than any exception to any such clause) being a "Restricted Payment"; and at any time after December 31, 2002, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if, at the time thereof:

          (A) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (B) immediately after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of Section 4.03; and

          (C) immediately upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the date of this Indenture (including any Designation Amount) exceeds the sum (without duplication) of:

               (1) the amount of (x) the Consolidated Cash Flow of the Company after December 31, 2002, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), less (y) 150% of the cumulative Consolidated Interest Expense of the Company after December 31, 2002, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period); plus

               (2) the aggregate net cash proceeds received by the Company as a capital contribution in respect of Qualified Stock or from the proceeds of a sale of Qualified Stock made after the date of this Indenture (excluding in each case (x) the proceeds from a sale of Qualified Stock to a Restricted Subsidiary and (y) the proceeds from a sale of Qualified Stock to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); plus

               (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (other than to the Company or a Restricted Subsidiary) of any Investment made after the date of this Indenture and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment; plus

               (4) an amount equal to the consolidated Net Investment on the date of Revocation made by the Company and/or any Restricted Subsidiary in any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the date of this Indenture upon its redesignation as a Restricted Subsidiary in accordance with
          Section 4.13.

          (b)  For purposes of:

          (1) the preceding clause (a)(C)(2), the value of the aggregate net cash proceeds received by the Company from, or as a capital contribution in connection with, the issuance of Qualified Stock either upon the conversion of convertible Indebtedness of the Company or any of its Restricted Subsidiaries or in exchange for outstanding Indebtedness of the Company or any of its Restricted Subsidiaries or upon the exercise of options, warrants or rights shall be the net cash proceeds received by the Company or any Restricted Subsidiary upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company or any Restricted Subsidiary upon the conversion, exchange or exercise thereof;

          (2) the preceding clause (a)(C)(4), the value of the consolidated Net Investment on the date of Revocation shall be equal to the Fair Market Value of the aggregate amount of the Company's and/or any Restricted Subsidiary's Investments in such Subsidiary of the Company on the applicable date of Designation; and

          (3) determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value on the date such Restricted Payment is made by the Company or a Restricted Subsidiary, as the case may be.

          (c)  The provisions of this Section 4.04 shall not prohibit:

          (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

          (2) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company out of the net cash proceeds of the substantially concurrent capital contribution to the Company in connection with Qualified Stock or out of the net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) of Qualified Stock; provided that any such net cash proceeds shall be excluded from clause
     --------
     (a)(C)(2);

          (3) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company made by exchange for or conversion into, or out of the net cash proceeds received by the Company, or out of a capital contribution to the Company in connection with a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, (a) Qualified Stock (provided that (x) any such net cash proceeds are excluded from clause (a)(C)(2), and
     (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Securities on or prior to December 31, 2002) or (b) other Subordinated Indebtedness of the Company that has an Average Life equal to or greater than the Average Life of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and that is subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the net cash proceeds of capital contributions in respect of Qualified Stock or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company, in each case made no more than one year prior to the date of such investment; provided that (a) any such net cash proceeds are excluded
                      --------
     from clause (a)(C)(2), and (b) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Securities on or prior to December 31, 2002;

          (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Holdings held by any member of management of the Company or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement, restricted stock agreement or other similar agreement; provided that (a) the aggregate amount of such
                                 --------
     dividends or distributions shall not exceed $10,000,000 in any twelve-month period, (b) any unused amount in any twelve-month period may be carried forward to one or more future twelve-month periods and (c) the aggregate of all unused amounts that may be carried forward to any future twelve-month period shall not exceed $20,000,000.

          (6) payments to the Parent Guarantor to reimburse the Parent Guarantor for its out-of-pocket operating and administrative expenses attributable to the Company, provided this reimbursement shall not exceed $10,000,000 in any fiscal year;

          (7) payments to Holdings pursuant to a tax sharing agreement so long as such payments in the aggregate do not exceed the lesser of (A) the aggregate amount of taxes that would be payable by the Company and its Subsidiaries if they were filing on a separate return basis as a consolidated entity and (B) the aggregate amount of taxes paid by Holdings and its consolidated subsidiaries;

          (8) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (9) the repurchase, redemption or other acquisition or retirement for value of the Company's Capital Stock to the extent necessary in the good faith judgment of the board of directors of the Company evidenced by a board resolution delivered to the Trustee to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Company or any Restricted Subsidiary from any government agency; provided
                                                                      --------
     that no Capital Stock shall be repurchased, redeemed or otherwise acquired from any Permitted Holder pursuant to this clause (9); or

          (10) the repurchase of Indebtedness subordinated to the Securities at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a mandatory offer to repurchase made upon the occurrence of a Change of Control; provided that
                                                                 --------
     the Company first make an Offer to Purchase the Securities (and repurchase all tendered notes) under this Indenture pursuant to the provisions of
     Section 4.08 of this Indenture.

          (d) Restricted Payments made pursuant to clauses (1), (5), (6), (8) and (10) of paragraph (c) shall be included in making the determination of available amounts under clause (C) of paragraph (a) and Restricted Payments made pursuant to clauses (2), (3), (4), (7), and (9) of paragraph (c) shall not be included in making the determination of available amounts under clause (C) of paragraph (a).

          SECTION 4.05. Limitation on Restrictions Affecting Restricted
                        -----------------------------------------------
Subsidiaries. The Company shall not, and shall not cause or permit any
------------
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrances or restrictions of any kind on the ability of any Restricted Subsidiary to:

          (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

          (2) make any Investment in the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

          (A) any agreement in effect on the date of this Indenture as any such agreement is in effect on such date;

          (B) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that such encumbrance or restriction shall not apply to
     --------  -------
     any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary;

          (C) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary;

     provided, however, that such encumbrance or restriction is applicable only
     --------  -------
     to such Restricted Subsidiary or its property and assets;

          (D) any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause (A) or (B) above; provided, however, that the provisions contained in such
                   --------  -------
     Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the board of directors of the Company;

          (E)  this Indenture;

          (F)  applicable law or any applicable rule, regulation or order;

          (G) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

          (H) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this Section 4.05; and

          (I)  restrictions of the type referred to in clause (3) of this
     Section 4.05 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens restrict the transfer of property subject to such agreements.

          SECTION 4.06. Limitation on Certain Asset Dispositions. (a) The
                        -----------------------------------------
Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the board of directors of the Company in good faith and evidenced by a resolution of such board of directors filed with the Trustee;

          (2) other than in the case of a Permitted Asset Swap, not less than 75% of the consideration received by the Company or such Restricted Subsidiary from the disposition consists of:

               (A)  cash or Cash Equivalents;

               (B) the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (accompanied by an irrevocable and unconditional release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); or

               (C) notes, other obligations or common stock received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents concurrently with the receipt of such notes or other obligations (to the extent of the cash actually received by the Company); and

          (3) all Net Available Proceeds, less any amounts invested within 365 days of such Asset Disposition to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, an entity primarily engaged in a Permitted Business, to make a capital expenditure or to acquire other long-term assets that are used or useful in a Permitted Business, are applied, on or prior to the 365th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Indebtedness of the Company then outstanding (including a permanent reduction of the commitments in respect thereof).

          (b) Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after such Asset

Disposition (or earlier if the Company so elects) to make an Offer to Purchase outstanding Securities at a purchase price in cash equal to 100% of the principal amount on the Purchase Date, plus accrued and unpaid interest to the Purchase Date; provided, however, that if the Company elects (or is required by
               --------  -------
the terms of any other Senior Subordinated Indebtedness) an offer may be made ratably to purchase the Securities and such other Senior Subordinated Indebtedness. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities (and any offer to purchase other Senior Subordinated Indebtedness ratably) until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15,000,000 (at which time the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15,000,000, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase (and any offer to purchase other Senior Subordinated Indebtedness ratably) may be used by the Company for any other purpose (subject to the other provisions of this Indenture), and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section
4.06 shall be reset to zero. These provisions shall not apply to a transaction consummated in compliance with the provisions of Section 5.01.

          (c) Pending application as set forth above, the Net Available Proceeds of any Asset Disposition may be invested in cash or Cash Equivalents or used to reduce temporarily Indebtedness outstanding under any revolving credit agreement to which the Company is a party and pursuant to which it has Incurred Indebtedness.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall be required to comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The
                        ------------------------------------------
Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of their respective Affiliates, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person that is not such an Affiliate; provided,
                                                                      --------
however, that:
-------

          (1) in any transaction involving aggregate consideration in excess of $10,000,000, the Company shall deliver an Officers' Certificate to the Trustee stating that a majority of the disinterested directors of the board of directors of the Company or such Restricted Subsidiary, as the case may be, have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; and

          (2) if the aggregate consideration is in excess of $25,000,000, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the holders of the Securities, from a financial point of view; provided, however, that the requirements set forth in this clause (2)
           --------  -------
     shall not apply in the case of exchanges of licenses and related assets between the Company or any of its Subsidiaries and AT&T Corp. or AT &T Wireless or any of their respective Subsidiaries so long as the Fair Market Value of licenses and related assets exchanged by the Company or any of its Subsidiaries shall not exceed $50,000,000.

          (b)  Notwithstanding the foregoing, the restrictions set forth in this
Section 4.07 shall not apply to:

          (1) transactions between or among the Company and/or any Restricted Subsidiaries;

          (2)  any Restricted Payment or Permitted Investment permitted by
     Section 4.04;

          (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employment agreements, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

          (4) any transactions pursuant to agreements existing on the date of this Indenture and described in the offering memorandum dated January 19, 2001, on terms substantially consistent with those set forth in such offering memorandum;

          (5) transactions with AT&T or any of its Affiliates relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

          (6) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of any Affiliate of the Company (such Affiliate being a "Related Party") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

          (7) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

          (8) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries;

          (9) transactions involving the sale, transfer or other disposition of any shares of Capital Stock of any Marketing Affiliate; provided that such
                                                             --------
     Marketing Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; and

          (10) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its subsidiaries in the ordinary course.

          SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change
                        -----------------
of Control, each holder of Securities shall have the right to require the Company to repurchase all or any part of such holder's Securities at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b) Within 30 days following any Change of Control, the Company shall be required to mail a notice to each holder of Securities, with a copy to the Trustee (the "Change of Control Offer"), stating that the Company is commencing an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company. The Company's obligation to make a Change of Control Offer will be reinstated unless such third party purchases all Securities validly tendered and not withdrawn under such Change of Control Offer in accordance with its terms.

          (d) The Company shall be required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall be required to comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

          (e) In the event that, at the time of a Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then, prior to the mailing of the notice to holders of Securities as provided in the immediately following paragraph, but in any event within 30 days following any Change of Control, the Company shall be required to:

          (1)  repay in full all Bank Indebtedness; or

          (2) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as required by this Section 4.08.

          SECTION 4.09. Compliance Certificate. The Company shall deliver to the
                        ----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA (including the making of all representations and warranties mandated thereby).

          SECTION 4.10. Further Instruments and Acts. Upon request of the
                        ----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. Future Subsidiary Guarantors. The Company shall cause
                        ----------------------------
(1) each Domestic Restricted Subsidiary that Incurs Indebtedness and (2) each Foreign Restricted Subsidiary that Incurs Material Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in

Exhibit C pursuant to which such Restricted Subsidiary will guarantee payment of the Securities; provided that the Company shall not cause any Special Purpose
                --------
Subsidiary to become a Subsidiary Guarantor unless such Special Purpose Subsidiary Incurs Indebtedness other than Indebtedness in respect of the Credit Agreement (or any Refinancing Indebtedness Incurred to Refinance such Indebtedness) or FCC Debt; provided further that in the event that a Subsidiary
                           ----------------
Guarantor no longer has outstanding, other than the Subsidiary Guarantee, any Indebtedness (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness (in the case of a Foreign Restricted Subsidiary), the Subsidiary Guarantee of that Subsidiary Guarantor shall terminate. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4.12. Limitation on Activities of the Company and the
                        -----------------------------------------------
Restricted Subsidiaries. The Company shall not, and shall not permit any
-----------------------
Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

          SECTION 4.13. Limitation on Designations of Unrestricted Subsidiaries.
                        -------------------------------------------------------
(a) The Company may designate any Subsidiary of the Company (other than an Ineligible Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date; and

          (3) except in the case of a Subsidiary of the Company in which an Investment is being made pursuant to, and as permitted by, paragraph (c) of
     Section 4.04, the Company would be permitted to Incur $1.00 of additional Indebtedness pursuant to clause (a)(1) of Section 4.03 at the time of Designation (assuming the effectiveness of such Designation).

          (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.04 for all purposes of this Indenture in the Designation Amount.

          (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation. In the event of any such Revocation, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary constituting a Restricted Payment pursuant Section 4.04 for all purposes under this Indenture in an amount (if positive) equal to:

          (1) the Fair Market Value of the aggregate amount of the Company's Investments in such Subsidiary at the time of such Revocation; less

          (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.

          (d) All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          SECTION 4.14. Limitation on Layered Indebtedness. The Company shall
                        ----------------------------------
not:

          (1) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and rank subordinate in right of payment to any other Indebtedness of the Company; or

          (2) cause or permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and rank subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor;

provided that no Indebtedness shall be deemed to be subordinated solely by
--------
virtue of being unsecured.

          SECTION 4.15. Limitations on Liens. The Company shall not, and shall
                        --------------------
not permit any Subsidiary Guarantor to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is pari passu with the Securities or the applicable Guarantee,
                     ---- -----
as the case may be, or is Subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired (other than Permitted Liens), unless all payments due under this Indenture and the Securities are secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the obligations so secured until such time as such obligations are no longer secured by such Lien; provided that this restriction shall not apply to any Lien
              --------
securing Acquired Indebtedness created prior to the Incurrence of such Indebtedness by the Company or any Subsidiary Guarantor (and to successive extensions or refinancings thereof), where such Lien only extends to the assets that were subject to such Lien prior to the related acquisition by the Company or the Subsidiary Guarantor.

                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.01. Merger, Consolidation and Certain Sales of Assets. (a)
                        -------------------------------------------------
The Company shall not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate or merge with or into any Person, or to sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (1) of Section 4.03; provided, however that
                                                          --------  -------
     this clause (3) shall not apply in the case of a merger between TeleCorp Wireless PCS, Inc. (or any successor entity) and the Company;

          (4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transactions as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with this Indenture.

          (b) The Company shall not permit any Guarantor to consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of all or substantially all of such Guarantor's assets, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

          (1) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which such sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) such corporation assumes by supplemental indenture all of the obligations of the Guarantor, if any, under its Guarantee;

          (3) in the case of a Subsidiary Guarantor only, immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transactions as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with this Indenture.

          (c) The provisions of Section 5.01(a) and 5.01(b) shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary, the release of any Guarantor in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.06.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default. An Event of Default occurs under
                         ------------------
this Indenture if:

          (1) the Company defaults in any payment of interest on any Security when due and payable, whether or not such payment shall be prohibited by
     Article 10, continued for 30 days;

          (2) the Company defaults in the payment of the principal of any Security when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

          (3)  the Company fails to comply with its obligations under Section
     5.01;

          (4) the Company fails to comply for 30 days after notice with any of its obligations under Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
     4.11, 4.12, 4.13, 4.14 or 4.15 (in each case, other than a failure to purchase Securities);

          (5) the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture or the Securities;

          (6) the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified below;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case;

                    (B) consents to the entry of an order for relief against it in an involuntary case;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction renders a final judgment or decree (not subject to appeal) for the payment of money in excess of $15,000,000 or its foreign currency equivalent at the time it is entered against the Company or a Significant Subsidiary and such judgment or decree is not discharged, waived or stayed if:

                    (A) an enforcement proceeding thereon is commenced by any creditor; or

               (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

          (9) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor or Person acting by or on behalf of such Guarantor denies or disaffirms such Guarantor's obligations under this Indenture or any Guarantee and such Default continues for 10 days after receipt of the notice specified below.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          A Default under clause (4), (5), and (6) shall not constitute an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses
(4), (5) or (6) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration. If an Event of Default (other than an
                         ------------
Event of Default specified in clause (7) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (7) of Section 6.01 with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or
---- -----
other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies. If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults. The Holders of a majority in
                         -----------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, or interest on a Security or (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority. The Holders of a majority in
                         -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits. Except to enforce the right to
                         -------------------
receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders To Receive Payment. Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee. If an Event of Default
                         --------------------------
specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.  Priorities. If the Trustee collects any money or
                         ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

          FOURTH: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs. In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws. Neither the Company
                         --------------------------------
nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee. (a) If an Event of Default has
                         -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee. (a) The Trustee may conclusively
                         ------------------
rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through, agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall not be accountable for the use by the Company of the proceeds of the Securities.

          SECTION 7.03.  Individual Rights of Trustee. The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer. The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults. If a Default occurs and is
                         ------------------
continuing and if it is actually known to a Trust Officer, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it actually becomes known to a Trust Officer. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders. As promptly as
                         -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity. The Company shall pay to
                         --------------------------
the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee, its directors, officers, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) Incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not
         --------  -------
relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however,
                                                            --------  -------
that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantor, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee Incurs expenses after the occurrence of a Default specified in clause (7) or (8) of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee. The Trustee may resign at any
                         ----------------------
time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property;

          (4)  the Trustee otherwise becomes incapable of acting; or

          (5) the Trustee increases its fees (exclusive of fees for extraordinary services) by more than 10% in any twelve month period.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger. If the Trustee
                         ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification. The Trustee shall at all
                         -----------------------------
times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 3.10(b) of the TIA; provided, however, that there shall be excluded from
                            --------  -------
the operation of Section 3.10(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 3.10(b)(1) of the TIA are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company. The
                         -------------------------------------------------
Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

          SECTION 7.12.  Trustee Acting as Paying Agent or Registrar. In the
                         -------------------------------------------
event that the Trustee is also acting as a Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent or Registrar.

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance. (a)
                         ------------------------------------------------
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and
the operation of Section 5.01(a)(3), 5.01(a)(4), 5.01(a)(5), 6.01(4), 6.01(6),
6.01(7) (with respect to Significant Subsidiaries of the Company only), 6.01(8) (with respect to Significant Subsidiaries of the Company only), ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations under the Guarantees shall each be terminated simultaneously with the termination of such obligations.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of the Company only), 6.01(8) (with respect to Significant Subsidiaries of the Company only), and 6.01(9), or because of the failure of the Company to comply with clauses (3),
(4) and (5) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and
in this Article 8 shall survive until
the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance. The Company may exercise its
                         ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money. The Trustee shall hold in
                         --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying

Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04.  Repayment to Company. The Trustee and the Paying Agent
                         --------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations. The Company shall
                         ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement. If the Trustee or Paying Agent is unable
                         -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the
                                               --------  -------
Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                  Amendments
                                  ----------

          SECTION 9.01.  Without Consent of Holders. (a) Without the consent of
                         --------------------------
any Holder of Securities, the Company, the Guarantors and the Trustee may amend this Indenture to:

          (1)  cure any ambiguity, omission, defect or inconsistency;

          (2)  comply with Article 5;

          (3) provide for uncertificated Securities in addition to, or in place of, certificated Securities; provided, however, that the uncertificated
                                  --------  -------
     Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under Article 10;

          (5)  add additional guarantees with respect to the Securities;

          (6)  secure the Securities;

          (7) add to the covenants of the Company for the benefit of the Securityholders;

          (8)  surrender any right or power herein conferred upon the Company;

          (9) make any change that does not adversely affect the rights of any Securityholder;

          (10) provide for the issuance of the Exchange Securities or Private Exchange Securities, subject to the provisions of this Indenture; or

          (11) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA.

          (b) No amendment may be made under this Section 9.01, that adversely affects the rights under Article 10 of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          (c) After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of the amendment.

          SECTION 9.02. With Consent of Holders. The Company, the Guarantors and
                        -----------------------
the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, (a) without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of, or extend the time for payment of, interest or any liquidated damages on any Security;

          (3) reduce the principal of, or extend the Stated Maturity of, any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) impair the right of any Holder of Securities to receive payment of principal of and interest or any liquidated damages on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (7) make any change in the amendment provisions which require the consent of each Holder of Securities or in the waiver provisions; and

          (b) without the consent of the holders of 66 2/3% in aggregate principal amount of the Securities then outstanding, no amendment may:

          (1) make any change to the subordination provisions of this Indenture that adversely affects the rights of any holder of Securities; or

          (2) modify a Guarantee in any manner adverse to the holders of Securities.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to
                        -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent
                        ---------------------------------------------
to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment
                        -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any
                        --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07.  Payment for Consent. Neither the Company nor any
                         -------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 10

                                 Subordination
                                 -------------

          SECTION 10.01. Securities Subordinate to Senior Indebtedness. (a) The
                         ---------------------------------------------
Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, for the benefit of the Holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of (and premium and liquidated damages, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter Incurred; provided, however, that the Securities,
                                       --------  -------
the Indebtedness represented thereby and the payment of the principal of (and premium and liquidated damages, if any) and interest on the Securities in all respects shall rank pari passu with, or prior to, all existing and future
                    ---- -----
unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the
              ---- -----
Company, including the Discount Notes, and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.16.

          (b) Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that the obligations of a Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Guarantor. The obligations hereunder with respect to a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor,
---- -----
including the guarantees in respect of the Discount Notes, and shall rank senior to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein.

          SECTION 10.02. Payment by the Company of Proceeds upon Dissolution,
                         ----------------------------------------------------
Etc. Upon any distribution to creditors of the Company in a liquidation or
---
dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding, whether or not allowed, at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the Securities

     (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.02 hereof); and

          (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment in respect of the Securities (other than a payment in Permitted Junior Securities and from the trust described in Section 8.02 hereof) when (i) the payment is prohibited by this Article, and (ii) the Trustee or the Holder has actual knowledge or otherwise receives notice that such payment is prohibited, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holder of Senior Indebtedness of the Company, and upon the written request of the holders of Senior Indebtedness of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of the Company or their proper Representative.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

          SECTION 10.03. Suspension of Payment on Securities When Senior
                         -----------------------------------------------
Indebtedness of the Company in Default. (a) Unless Section 10.02 shall be
--------------------------------------
applicable, the Company shall not make any payment upon or in respect of the Securities (except in Permitted Junior Securities and from the trust described in Section 8.02 hereof) if:

          (i) a default in the payment (including any such default following acceleration of maturity) of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Event of Default"), or

          (ii) any other default occurs and is continuing (a "Non-Payment Event of Default") on any series of Designated Senior Indebtedness which permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness.

          (b) Payments on the Securities may and shall be resumed: (i) in the case of a Payment Event of Default, upon the date on which such default is cured or waived; and (ii) in case of a Non-Payment Event of Default, the earlier of the date on which such Non-Payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

          No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and liquidated damages, if any, on the Securities that have come due have been paid in full in cash. No Non-Payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment

Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

          SECTION 10.04. Payment Over by Guarantors of Proceeds upon
                         -------------------------------------------
Dissolution, Etc. Upon any distribution to creditors of any Guarantor in a
----------------
liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

          (1) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive indefeasible payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding, whether nor not allowed, at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment with respect to the respective Guarantee, and until all obligations with respect to Senior Indebtedness of such Guarantor and Senior Indebtedness of the Company are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described in Section 8.02 hereof); and

          (2) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment in respect of the Securities (other than a payment in Permitted Junior Securities and from the trust described in Section 8.02 hereof) when (i) the payment is prohibited by this Article, and (ii) the Trustee or the Holder has actual knowledge or otherwise receives notice that such payment is prohibited, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holder of Senior Indebtedness of such Guarantor, and upon the written request of the holders of Senior Indebtedness of such Guarantor, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of such Guarantor or their proper Representative.

          The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this
Section if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

          SECTION 10.05. Suspension of Payment on Guarantees When Senior
                         -----------------------------------------------
Indebtedness of Guarantor in Default. (a) Unless Section 10.04 shall be
------------------------------------
applicable, a Guarantor shall not make any payment upon or in respect of such Guarantor's Guarantee (except in such Permitted Junior Securities) if:

          (i) a Payment Event of Default on Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company occurs and is continuing beyond any applicable period of grace from Indebtedness, or

          (ii) any Non-Payment Event of Default occurs and is continuing with respect to Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company which permits holders of the Designated Senior Indebtedness of such Guarantor or Designated Senior Indebtedness of the Company as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Company or the respective holders of such Designated Senior Indebtedness.

          (b) Payments on the Guarantees may and shall be resumed: (i) in the case of a Payment Event of Default, upon the date on which such default is cured or waived; and (ii) in case of a Non-Payment Event of Default, the earlier of the date on which such Non-Payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

          No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No Non-Payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

          SECTION 10.06. Payment Permitted If No Default. Nothing contained in
                         -------------------------------
this Article or elsewhere in this Indenture, in any of the Securities or in any Guarantee shall prevent the Company or any Guarantors, as applicable, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company or any Guarantor referred to in Section 10.02 or 10.04 under the conditions described in Section
10.03 or 10.05, from making payments at any time of principal of (and premium and liquidated damages, if any, on) or interest on the Securities or under a Guarantee, as applicable.

          SECTION 10.07. Subrogation to Rights of Holders of Senior
                         ------------------------------------------
Indebtedness. Subject to the payment in full of all Senior Indebtedness, the
------------
Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company or any Guarantor which by its express terms is subordinated to Senior Indebtedness of the Company or such Guarantor to the same extent as the Securities or the Guarantees are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, the Guarantors, their respective creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company or any Guarantor to or on account of the Senior Indebtedness.

          SECTION 10.08. Provisions Solely to Define Relative Rights. The
                         -------------------------------------------
provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company, or any Guarantor as applicable, and the Holders, the obligation of the Company or such Guarantor, which is absolute and unconditional, to pay to the Holders the principal of (and premium and liquidated damages, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Guarantor of the Holders and creditors of the Company or such Guarantor other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

          SECTION 10.09. Trustee to Effectuate Subordination. Each Holder of a
                         -----------------------------------
Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 10.10. No Waiver of Subordination Provisions. (a) No right of
                         -------------------------------------
any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor, or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the
         ---------------------------------------------------------------------
Securities, without Incurring responsibility to the Holders and without
----------
impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person.

          SECTION 10.11. Notice to Trustee. (a) The Company shall give prompt
                         -----------------
written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or the representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium and liquidated damages, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company or a Guarantor may give the notice; provided, however, that if an issue
                                            --------  -------
of Senior Indebtedness of the Company or a Guarantor has a Representative, only the Representative may give the notice.

          (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.12. Reliance on Judicial order or Certificate of
                         --------------------------------------------
Liquidating Agent.  Upon any payment or distribution of assets of the Company
-----------------
referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 10.13. Rights of Trustee As a Holder of Senior Indebtedness;
                         -----------------------------------------------------
Preservation of Trustee's Rights. The Trustee in its individual capacity shall
--------------------------------
be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor; and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.14. Article Applicable to Paying Agents. In case at any
                         -----------------------------------
time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 10.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 10.15. No Suspension of Remedies. Nothing contained in this
                         -------------------------
Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, except as provided in
Article 6.

          SECTION 10.16. Trust Moneys Not Subordinated. Notwithstanding anything
                         -----------------------------
contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article 8 hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article 8 hereof and not in violation of Section 10.03 hereof for the payment of principal of (and premium, if any) and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

          SECTION 10.17. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness
and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 10.18. Notice to Holders of Senior Indebtedness. The Company
                         ----------------------------------------
shall promptly notify holders of its Senior Indebtedness if payment of the Securities is accelerated in accordance with Article 6 because of an Event of Default.

          SECTION 10.19. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company or a Guarantor, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.20. Article 10 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure to make a payment pursuant to the Securities by
-------------------
reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          The failure of a Guarantor to make a payment on any of its obligations by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a default by such Guarantor under such obligations. Except as expressly provided herein, nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 11.

          SECTION 10.21. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 10.22. Trustee's Compensation Not Prejudiced. Nothing in this
                         -------------------------------------
Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                  ARTICLE 11

                                  Guarantees
                                  ----------

          SECTION 11.01. Guarantees. Subject to the release provisions of this
                         ----------
Indenture, each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages in respect of, the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations") by executing a Guarantee. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in
Section 11.02(b).

          Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

          Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 10, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Guarantor and is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations (except as otherwise provided in Section 8.01(b)). Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in
Article 10. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 11.02. Limitation on Liability. (a) Any term or provision of
                         -----------------------
this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 11 (i) in the event that such Guarantor no longer has outstanding, other than the Guarantee, any Indebtedness (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness (in the case of a Foreign Restricted Subsidiary) or (ii) upon (x) the merger or consolidation of such Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Guarantor is not the surviving entity of such consolidation or merger or (y) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of a majority of the Capital Stock of such Guarantor, where, after such sale, such Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger,
                           --------  -------
consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and
Section 5.01(b). At
the written request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 11.03. Successors and Assigns. This Article 11 shall be
                         ----------------------
binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of
                         ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. Modification. No modification, amendment or waiver of
                         ------------
any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. Execution of Supplemental Indenture for Future
                         ----------------------------------------------
Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary
---------------------
Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                  ARTICLE 12

                             Intentionally deleted

                                  ARTICLE 13

                          Satisfaction and Discharge
                          --------------------------

          SECTION 13.01. Satisfaction and Discharge of Indenture. This Indenture
                         ---------------------------------------
shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either (1) all such Securities theretofore authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (2) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, acting reasonably, in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing prior to the date the Securities have become due and payable, the Stated Maturity of the Securities or the relevant redemption date for the Securities, as the case may be, sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption date;

          (b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and
(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any of the Company's Subsidiaries is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 7.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 13.01, the obligations of the Trustee under
Section 13.02 shall survive.

          SECTION 13.02. Application of Trust Money. Subject to the provisions
                         --------------------------
of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                  ARTICLE 14

                                 Miscellaneous
                                 -------------

          SECTION 14.01. Trust Indenture Act Controls. If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 14.02. Notices. Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail addressed as follows:

                    if to the Company:

                    Tritel PCS, Inc.
                    1010 N. Glebe Road, Suite 800
                    Arlington, VA 22201
                    (703) 236-1100

                    Attention of: Thomas H. Sullivan

                    if to the Trustee:

                    Firstar Bank, N.A.
                    101 East Fifth Street
                    St. Paul, Minnesota 55101
                    (651) 229-2600

                    Attention of: Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 14.03. Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to Section 312(b) of the TIA with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 14.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 14.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 14.06. When Securities Disregarded. In determining whether the
                         ---------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 14.07. Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 14.08. Legal Holidays. If a payment date is a Legal Holiday,
                         --------------
payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 14.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL
                         -------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 14.10. No Recourse Against Others. A director, officer,
                         --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 14.11. Successors. All agreements of the Company and each
                         ----------
Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 14.12. Multiple Originals. The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 14.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                   TRITEL PCS, INC.,

                                   by /s/ Thomas H. Sullivan
                                      --------------------------------
                                      Name: Thomas H. Sullivan
                                      Title: Executive Vice President -
                                             Chief Financial Officer and
                                             Treasurer

                                   TRITEL, INC.,

                                   by /s/ Thomas H. Sullivan
                                      --------------------------------
                                      Name: Thomas H. Sullivan
                                      Title: Executive Vice President -
                                             Chief Financial Officer and
                                             Treasurer

                                   TRITEL COMMUNICATIONS, INC.,

                                   by /s/ Thomas H. Sullivan
                                      --------------------------------
                                      Name: Thomas H. Sullivan
                                      Title: Executive Vice President -
                                             Chief Financial Officer and
                                             Treasurer

                                   TRITEL FINANCE, INC.,

                                   by /s/ Thomas H. Sullivan
                                      --------------------------------
                                      Name: Thomas H. Sullivan
                                      Title: Executive Vice President -
                                             Chief Financial Officer and
                                             Treasurer

                                   FIRSTAR BANK, N.A., as Trustee,

                                   by /s/ Frank P. Leslie III
                                      --------------------------------
                                      Name: Frank P. Leslie III
                                      Title: Vice President

                                                                      APPENDIX A

                  PROVISIONS RELATING TO INITIAL SECURITIES,
                  ------------------------------------------
                          PRIVATE EXCHANGE SECURITIES
                          ---------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

     1. Definitions
        -----------

     1.1 Definitions
         -----------
     For the purposes of this Appendix A the following terms will have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and TD Securities (USA) Inc.

          "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

          "Purchase Agreement" means the Purchase Agreement dated January 19, 2001, among the Company, the Guarantors and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such

Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Agreement" means the Exchange and Registration Rights Agreement dated January 24, 2001 , among the Company, the Guarantors and the Initial Purchasers .

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Restricted Period," with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

    1.2  Other Definitions
         -----------------

    Term:                                                   Defined in Section:
    ----                                                    ------------------
"Agent Members"..................................................   2.1(b)
"IAI Global Security"............................................   2.1(a)
"Global Security"................................................   2.1(a)
"Regulation S Global Security"...................................   2.1(a)
"Rule 144A Global Security"......................................   2.1(a)

2. The Securities
   --------------

2.1 Form and Dating
    ---------------

          The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

          (a) Global Securities. Rule 144A Securities shall be issued initially
              -----------------
in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the date of this Indenture, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Definitive Securities. Except as provided in Section 2.3 or 2.4,
              ---------------------
owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

    2.2 Authentication. The Trustee shall authenticate and make available for
        --------------
delivery upon a written order of the Company signed by two Officers (1) Initial Securities for original issue on the date hereof in an aggregate principal amount of $450,000,000 and (2) the (A) Exchange Securities for issue only in a Registered Exchange Offer and (B) Private Exchange Securities for issue only a Private Exchange, in the case of each of (A) and (B) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $450,000,000 except as provided in Section 2.07 of this Indenture.

    2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive
        ---------------------      -----------------------------------
Securities. When Definitive Securities are presented to the Registrar with a
----------
request:

               (x) to register the transfer of such Definitive Securities; or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          --------  -------
that the Definitive Securities surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) are accompanied by the following additional information and documents, as applicable:

                         (A) if such Definitive Securities are being delivered
               to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                         (B) if such Definitive Securities are being transferred
               to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                         (C) if such Definitive Securities are being transferred
               pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

               (b) Restrictions on Transfer of a Definitive Security for a
                   -------------------------------------------------------
Beneficial Interest in a Global Security. A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities. (i) The transfer and
               ------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)   Restrictions on Transfer of Regulation S Global Security. (i)
                ---------------------------------------------------------
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)   Legend.
                ------

          (i)   Except as permitted by the following paragraphs (ii), (iii) or
(iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all

    Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form

    "EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

Each Definitive Security shall bear the following additional legend:

    "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION

AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

         (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

         (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

         (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

         (f)   Cancelation or Adjustment of Global Security. At such time as all
               --------------------------------------------
beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (g)   Obligations with Respect to Transfers and Exchanges of
               ------------------------------------------------------
Securities.
----------

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of the Indenture).

     (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

     (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

     (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

           (h)  No Obligation of the Trustee.
                ----------------------------

           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

    2.4  Definitive Securities
         ---------------------

           (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

           (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

           (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

           (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7)

UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                      [Legend for Definitive Securities]

    IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

No.                                                                          $

                   10 3/8% Senior Subordinated Note due 2011

                                                                     CUSIP No.

          Tritel PCS, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on January 15, 2011.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                             TRITEL PCS, INC.,

                                             by
                                               ________________________________
                                               Name:
                                               Title:

                                             by
                                               ________________________________
                                               Name:
                                               Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities
referred to in the Indenture.

Dated:

                                           FIRSTAR BANK, N.A., as Trustee

                                           by
                                              _________________________________
                                                    Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                   10 3/8% Senior Subordinated Note due 2011

1.   Interest
     --------

          (a) Tritel PCS, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year commencing on July 15, 2001. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from January 24, 2001, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          (b) Liquidated Damages. The holder of this Security is entitled to the
              ------------------
benefits of an Exchange and Registration Rights Agreement, dated as of January 24, 2001, among the Company, Tritel, Inc. ("Tritel"), Tritel Communications, Inc. and Tritel Finance, Inc. (together with Tritel, the "Guarantors") and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 210 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 240 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 210 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 of principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.   Method of Payment
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, liquidated damages and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, liquidated damages and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on
                                           --------  -------
the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

          Initially, Firstar Bank, N.A. , a national association under the laws of the United States (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          The Company issued the Securities under an Indenture dated as of January 24, 2001, (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
    -----
"TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior subordinated unsecured obligations of the Company limited to $450,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Restricted Subsidiaries, enter into or permit certain transactions with Affiliates Asset Dispositions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

          To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors jointly and severally, unconditionally guarantee the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to January 15, 2006. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                                Redemption
          Year                                                     Price
          ----------------------------------------------------------------

          2006                                                   105.188%
          2007                                                   103.458%
          2008                                                   101.729%
          2009 and thereafter                                    100.000%

          In addition, at any time and from time to time prior to January 15, 2004, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Equity Offerings (1) by the Company, (2) Tritel, Inc. or (3) by Holdings to the extent that the proceeds thereof are contributed to the Company, at a redemption price equal to 110.375% of the principal amount on the redemption date; provided,
                                                                  --------
however, that, after giving effect to any such redemption at least 65% of the
-------
original aggregate principal amount of the Securities remains outstanding. In addition, any such redemption shall be made within 180 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

          At any time on or prior to January 15, 2006, the Securities may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

          "Make Whole Premium" means with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess of (A) the present value of (1) the redemption price of such Security at January 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Security through January 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Security.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to January 15, 2006; provided, however, that if
                                                     --------  -------
the period from the redemption date to January 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.   Sinking Fund
     ------------

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Holders upon Change of Control
     ------------------------------------------------------------------------

          Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder's Securities at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

9.   Subordination
     -------------

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Securityholder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities or Private Exchange Securities.

15.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT

GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Holders' Compliance with Registration Agreement.
    ------------------------------------------------

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________________________________
             (Print or type assignee's name, address and zip code)

______________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________________ Your Signature: __________________________

_______________________________________________________________________
     Sign exactly as your name appears on the other side of this Security.

         CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                        TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [_]   to the Company; or

     (2)  [_]   pursuant to an effective registration statement under the
                Securities Act of 1933; or

     (3)  [_]   inside the United States to a "qualified institutional buyer"
                (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)  [_]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)  [_]   to an institutional "accredited investor" (as defined in Rule
                501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (6)  [_]   pursuant to another available exemption from registration
                provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        _________________________________
                                        Your Signature


Signature Guarantee:

Date: ___________________               _________________________________
Signature must be guaranteed            Signature of Signature Guarantee
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee



____________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

 Dated: ________________                __________________________________
                                        NOTICE: To be executed by
                                                an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $ . The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease in       Amount of increase in          Principal Amount of this       Signature of authorized
Exchange    Principal Amount of this    Principal Amount of this       Global Security following      signatory of Trustee or
            Global Security             Global Security                such decrease or increase      Securities Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

     Asset Disposition [_]                            Change of Control [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the principal amount: $___________

Date: __________________ Your Signature:______________________________________
                                        (Sign exactly as your name appears on
                                        the other side of the Security)

Signature Guarantee:__________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B

                      [FORM OF FACE OF EXCHANGE SECURITY]

No.                                                                          $

                   10 3/8% Senior Subordinated Note due 2011

                                                                      CUSIP No.

          Tritel PCS, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on January 15, 2011

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

          Additional provisions of this Security are set forth on the other side of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                                  TRITEL PCS, INC.,

                                                  by
                                                    ___________________________
                                                    Name:
                                                    Title:

                                                  by
                                                    ___________________________
                                                    Name:
                                                    Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities
referred to in the Indenture.

Dated:

                              FIRSTAR BANK, N.A., as Trustee

                              by
                                 _________________________________
                                        Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                   10 3/8% Senior Subordinated Note due 2011

1. Interest.
   --------
          Tritel PCS, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 or July 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from January 24, 2001 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment
   -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case
--------  -------
of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar
   --------------------------

          Initially, Firstar Bank, N.A., a national association under the laws of the United States (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture
   ---------

          The Company issued the Securities under an Indenture dated as of January 24, 2001 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
    -----
"TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the

                                                                               5
Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior subordinated unsecured obligations of the Company limited to $450,000,000 principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Original Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

          To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether , by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption
   -------------------

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to January 15, 2006. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount ), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                      Redemption
          Year                                          Price
          ------------------------------------------------------
          2006                                         105.188%
          2007                                         103.458%
          2008                                         101.729%
          2009 and thereafter                          100.000%


          In addition, at any time and from time to time prior to January 15, 2004, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Equity Offerings (1) by the Company, (2) Tritel, Inc. or (3) by Holdings to the extent that the proceeds thereof are contributed to the Company, at a redemption price equal to 110.375% of the principal amount on the redemption date; provided,
                                                                  --------
however, that, after giving effect to any such redemption at least 65% of the
-------
original aggregate principal amount of the Securities remains outstanding. In addition, any such redemption shall be made within 180 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                                                                               6
          At any time on or prior to January 15, 2006, the Securities may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

          "Make Whole Premium" means with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess of (A) the present value of (1) the redemption price of such Security at January 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Security through January 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Security.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to January 15, 2006; provided, however, that if
                                                     --------  -------
the period from the redemption date to January 15, 2006 is not equal to the constant maturity of a United States Treasury security 8 for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.  Sinking Fund
    ------------

          The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control
    ------------------------------------------------------------------------

          Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder's Securities at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

9.  Subordination
    -------------

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11. Persons Deemed Owners
    ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money
    ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance
    ------------------------

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver
    -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Securityholder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities or Private Exchange Securities.

15. Defaults and Remedies
    ---------------------

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Company
    ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others
    --------------------------

          A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication
    --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations
    -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST

20. Governing Law
    -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________________________________
        (Print or type assignee's name, address and zip code)

______________________________________________________________________
             (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably_____________________________ appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________________ Your Signature: _________________________

______________________________________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                 Asset Sale [_]              Change of Control [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the principal amount: $___________

Date: __________________ Your Signature:____________________________
                                          (Sign exactly as your name appears on
                                           the other side of the Security)

Signature
Guarantee:_____________________________________________________________
          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT C

                        FORM OF SUPPLEMENTAL INDENTURE

                            SUPPLEMENTAL INDENTURE (this "Supplemental
                        Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of TRITEL PCS, INC. (or its successor), a Delaware corporation (the "Company"), TRITEL, INC., TRITEL COMMUNICATIONS, INC., TRITEL FINANCE, INC. and FIRSTAR BANK, N.A., a national association under the laws of the United States, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS the Company and Tritel, Inc., Tritel Communications, Inc. and Tritel Finance, Inc. (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of January 24, 2001, providing for the issuance of an aggregate principal amount of up to $450,000,000 of 10d% Senior Subordinated Notes due 2011 (the "Securities");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly
             ----------------------
and severally with the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2. Ratification of IndentEXHIBIT C FORM OF SUPPLEMENTAL INDENTURE
             --------------------------------------------------------------
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of TRITEL PCS, INC. (or its successor), a Delaware corporation (the "Company"), TRITEL, INC., TRITEL COMMUNICATIONS, INC., TRITEL FINANCE, INC. and FIRSTAR BANK, N.A., a national association under the laws of the United States, as trustee under the indenture referred to below (the "Trustee").

          3.  Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE
              -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4. Trustee Makes No Representation. The Trustee makes no
             -------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          5.  Counterparts. The parties may sign any number of copies of this
              ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience
             ------------------
only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                              [NEW GUARANTOR],

                                              by
                                                ________________________________
                                                Name:
                                                Title:

                                              TRITEL PCS, INC.,

                                              by
                                                ________________________________
                                                Name:
                                                Title:

                                              TRITEL, INC.,

                                               by
                                                ________________________________
                                                Name:
                                                Title:

                                              TRITEL COMMUNICATIONS, INC.,

                                              by
                                                ________________________________
                                                Name:
                                                Title:

                                              TRITEL FINANCE, INC.,

                                              by
                                                ________________________________
                                                Name:
                                                Title:

                                           FIRSTAR BANK, N.A., as Trustee

                                           by
                                             _________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                                    Form of
                      Transferee Letter of Representation

Tritel PCS, Inc.

In care of
Firstar Bank, N.A.
101 East Fifth Street
St. Paul, Minnesota 55101

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $ principal amount of the 10 3/8% Senior Subordinated Notes due 2011 (the "Securities") of Tritel PCS, Inc. ("Tritel").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which Tritel or any affiliate of Tritel was the owner of such Securities (or any predecessor thereto) (the
"Resale Restriction Termination Date") only (a) to Tritel, (b) pursuant to a registration statement that has been declared effective under the Securities
Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the
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                                                                               2

foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to Tritel and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that Tritel and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to Tritel and the Trustee.

                              TRANSFEREE:___________________________

                               by:__________________________________